Exhibit 99.2

PRESS RELEASE

Cyren Announces Closing of $12 Million Private Placement Priced At-the-Market

McLean, Va. – February 14, 2022 –  Cyren Ltd. (Nasdaq: CYRN), today announced the closing of its previously announced private placement through asecurities purchase agreement with certain institutional and other accredited investors to raise approximately $12 million through the issuance of 3,129,075 of its ordinary shares (or ordinary share equivalents) and warrants to purchase up to 3,129,075 ordinary shares, at a purchase price of $3.835 per share (or ordinary share equivalent) and associated warrant, in a private placement priced “at-the-market” under Nasdaq Rules. The warrants have a term of five and one-half years, are exercisable immediately and have an exercise price of $3.71 per ordinary share.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

Cyren intends to use the net proceeds from the private placement for for working capital and general corporate purposes.

The offer and sale of the foregoing securities was made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Under an agreement with the investors, Cyren is required to file an initial registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the ordinary shares to be issued to the investors (including the shares underlying the warrants) no later than 15 days after signing of the securities purchase agreement and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 80 days after signing of the securities purchase agreement in the event of a “full review” by the Securities and Exchange Commission.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About Cyren:

More than 1.3 billion users around the world rely on Cyren’s cloud security solutions to protect them against cyber attacks and data loss every day. Powered by GlobalView, Cyren’s global security cloud that identifies emerging threats on a global basis in real-time, Cyren (Nasdaq:CYRN) delivers fast time-to-protection with threat detection services, threat intelligence and enterprise email security products for leading email providers, cybersecurity vendors, service providers and enterprises. Learn more at www.cyren.com.

Blog: https://www.cyren.com/blog

LinkedIn: www.linkedin.com/company/cyren

Twitter: www.twitter.com/CyrenInc

Forward-Looking Statements

This press release contains forward-looking statements, which may be identified by words such as “expect,” “look forward to,” “anticipate” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “project” or words of similar meaning. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Cyren’s control, and cannot be predicted or quantified, and include, among others, statements regarding the intended use of proceeds, as well as various additional risks, many of which are now unknown and generally out of Cyren’s control, and which are detailed from time to time in reports filed by Cyren with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Cyren does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law.

Company Contact:

Kenneth Tarpey, CFO

Cyren

+1.703.760.3320

Kenneth.tarpey@cyren.com